Putnam Funds Trust Series Absolute 500 FYE 4/30

SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014; schedule A amended as of November 20, 2014 Incorporated by reference to Post
Effective Amendment No. 210 to the Registrants Registration
Statement filed on May 26, 2015.